UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 7, 2011 (July 2, 2010)

CHINA UNITECH GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52832	98-0500738
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

1-D-1010, Yuanjing Park, Long Xiang Road,
Long Gang District, Shenzhen
Guangdong Province 518117
People's Republic of China
(Address of principal executive offices)

+86 755-8989-0998
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K /A is filed as amendment to the Current Report on Amendment No. 1 to Form 8-K/A filed by China Unitech Group, Inc.  (the "Company") on August 23, 2010 and  is to amend certain disclosures in the prior Form 8-K /A and to include Paula S. Morelli CPA P.C.’s letter to the SEC stating that they agreed with the disclosures made herein as Exhibit 16.1.

This Amendment No. 2 to the Current Report on Form 8-K/A of the Company has not been updated or modified in any other way and speaks only as of the date of the original filing, August  23, 2010.

Item 4.01	Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

Prior to July 2, 2010, our independent registered public accounting firm was Paula S. Morelli CPA P.C., or Morelli, while Shenzhen Junlong Culture Communications Co., Ltd’s (“Junlong”) independent registered public accounting firm was EFP Rotenberg LLP, or Rotenberg. On July 2, 2010, our board of directors approved the dismissal of Morelli, as our independent auditor, effective immediately.

Morelli’s reports on our financial statements as of the fiscal years ended June 30, 2009 and June 30, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the fiscal years ended June 30, 2009 and June 30, 2008 contained a going concern qualification as to the ability of us to continue.

During the years ended December 31, 2009 and 2008 and the subsequent interim period through the date of Morelli’s dismissal on July 2, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Morelli, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Company's fiscal years ended December 31, 2009 and 2008 , and any later interim period, including the interim period up to and including the date the relationship with Morelli ceased.

We furnished Morelli with a copy of this disclosure on August 22, 2010 and a copy of the disclosure regarding the reverse merger on July 8, 2010, providing Morelli with the opportunity to furnish us with a letter addressed to the SEC stating whether Morelli agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. The requested letter is attached as Exhibit 16.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Morelli as our independent auditor, our board of directors on July 2, 2010 appointed Rotenberg as our independent auditor.

During the years ended December 31, 2009 and 2008 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Morelli with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Morelli concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of November 23, 2010 from Paula S. Morelli CPA P.C. to the Securities and Exchange Commission.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2011

CHINA UNITECH GROUP, INC.

By:	/s/ Dishan Guo
Dishan Guo
Chief Executive Officer